UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2013

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54444 (Commission File Number)	27-1739487 (I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 900 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements,

Red Mountain Resources, Inc. (the “Company”) regrets to report the death of Randell K. Ford, a director, who passed away unexpectedly on December 14, 2013. At the present time, no decision has been made regarding the replacement of Mr. Ford on the Company’s board of directors.
Item 8.01	Other Events.

On December 16, 2013, due to the death of Mr. Ford, the Company adjourned its 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). The 2013 Annual Meeting will be reconvened on Friday, December 20, 2013, at 10:00 a.m. local time, at the Company’s principal executive offices located at 2515 McKinney Avenue, Dallas, TX 75201.

The record date of October 25, 2013 will remain the same for the reconvened meeting. Valid proxies submitted prior to the December 16, 2013 meeting will continue to be valid for purposes of the December 20, 2013 meeting, unless properly changed or revoked prior to the vote being taken at the December 20, 2013 meeting, as described in the Company’s proxy statement for the 2013 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 16, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
	Name:	Alan W. Barksdale
	Title:	Chief Executive Officer